Eagle Point Income Company Inc. N-CSRS

Exhibit 99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

Thomas P. Majewski, Principal Executive Officer, and Kenneth P. Onorio, Principal Financial Officer of Eagle Point Income Company Inc. (the “registrant”), each certify to the best of his knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the six months ended June 30, 2026 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Principal Executive Officer	Principal Financial Officer
Eagle Point Income Company Inc.	Eagle Point Income Company Inc.

/s/ Thomas P. Majewski	/s/ Kenneth P. Onorio
Thomas P. Majewski	Kenneth P. Onorio

Date: August 13, 2026	Date: August 13, 2026

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.